Exhibit 6

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 COMMON STOCK                                                 PAR VALUE $.01

                                   [LOGO]


 INCORPORATED UNDER THE LAWS                                 CUSIP 74264Q 10 8
  OF THE STATE OF DELAWARE    PRISM FINANCIAL CORPORATION     SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS


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 THIS CERTIFIES THAT





 is the owner of
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    FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01
                               PER SHARE, OF



                        PRISM FINANCIAL CORPORATION

              (hereinafter called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation and the amendments from time to time made thereto, copies of which are on file at the principal office of the Corporation, to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

                   WITNESS, the facsimile seal of the Corporation and the
              facsimile signature of its duly authorized officers.

  PRESIDENT AND                                  DATED:
  CHIEF EXECUTIVE OFFICER                        COUNTERSIGNED AND REGISTERED:
                             [SEAL]              LASALLE NATIONAL BANK
                                                               TRANSFER AGENT
                                                               AND REGISTRAR
   SECRETARY
                                                 BY:
                                                     AUTHORIZED SIGNATURE

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      The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be made to the Corporation or the Transfer Agent.

      KEEP THIS STOCK CERTIFICATE IN A SAFE PLACE. If this stock certificate is lost, stolen, or destroyed, the Board of Directors of the Corporation may require the owner, or his legal representative, to give the Corporation a bond to indemnify the Corporation against any claim that may be made against them on account of the alleged loss, theft, or destruction of any such certificate as a condition to the issuance of a replacement certificate.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


  TEN COM - as tenants in common              UNIF GIFT MIN ACT --_________ Custodian ________
  TEN ENT - as tenants by the entireties                           (Cust)             (Minor)
  JT TEN - as joint tenants with right
           of under Uniform Gifts to Minors
           survivorship and not as tenants                      Act_____________________________
           in common                                                          (State)
                                              UNIF TRF MIN ACT -- _______ Custodian (until age _____)
                                                                  (Cust)
                                                                  ____________ under Uniform Transfers
                                                                   (Minor)
                                                                  to Minor Act ____________________
                                                                                    (State)


                 Additional abbreviations may also be used though not in the above list.

            For value received, ______________________ hereby sell(s), assign(s), and transfers unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


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___________________________________________________________________________
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint



_______________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


  Dated __________________________


                                    X______________________________________



                                    X______________________________________
                                     THE SIGNATURE(S) TO THIS ASSIGNMENT
                                     MUST CORRESPOND WITH THE NAME(S) AS
                                     WRITTEN UPON NOTICE: THE FACE OF THE
                                     CERTIFICATE IN EVERY PARTICULAR,
                                     WITHOUT ALTERATION OR ENLARGEMENT OR
                                     ANY CHANGE WHATEVER.


  SIGNATURE(S) GUARANTEED


  By______________________________________________________________

  THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKHOLDERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,) PURSUANT TO S.E.C. RULE 17Ad-15.

        This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Prism Financial Corporation (the "Company") and LaSalle Bank National Association, dated as of January 27, 2000, as from time to time amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificate and will no longer be evidenced by the certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.